Exhibit 10.4
Rewards for Your Contributions to Our Success Key Management Annual Incentive Plan Fiscal Year 2011

Creativity...Innovation... Collaboration largest publicly owned developers, producers and distributors of social expressions products. As a leader at American Greetings, you have a unique opportunity to focus our associates on these key areas and to cultivate a work environment that is stimulating, productive and rewarding. In addition, the decisions you make and the things you do every day have a direct and meaningful impact both within your department and across the company. We have designed the Key Management Annual Incentive Plan to reward you for the critical role you play. As a leader, you help foster and channel your energy and the energy of those around you into building on our business principles, strengthening our marketplace position and generating value for our shareholders. Table of Contents Plan Objectives and Who is Eligible . . . . . . . . . . . . . . . . . . . . . .2 How the Plan Works . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3 Emphasis of Each Plan Component . . . . . . . . . . . . . . . . . . . . .4 Measuring Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5 Corporate Component . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6 Business Unit Component . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8 Individual Component . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9 Example Calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Administrative Plan Details . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Key Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Plan Objectives • Focuses on shareholder value and profi table revenue growth | Our shareholders expect us to evaluate our results in the same way they do • Emphasizes teamwork and mutual cooperation | Our success depends on the collaborative effort within each of our business units • Demonstrates the importance of personal drive and commitment to quality | Individual contributions are the foundation of our collective accomplishments • Rewards leaders for success | Award opportunity is greatest when attention is given to the achievement of objectives in each of the three performance areas Watch for Your Participant Letter You will receive a Participant Letter that outlines information specifi c to your participation in the Plan: • Your assigned business unit and sub-business unit, if any • The performance multiplier for your business unit and sub-business unit • Your total target award Who Is Eligible You are eligible to participate in the Plan if you are a Key Manager or Corporate-level Offi cer in one of the following primary business units and you do not participate in another Company-sponsored annual incentive plan: • Corporate Consolidated • Total Social Expressions Group (SEG) • AG Intellectual Properties Group • AG Interactive • AG Properties • UK Greetings • John Sands Group Refer to the section entitled Key Terms for additional details on eligibility for participation in the Plan. 2

How the Plan Works The Plan provides a cash award for the achievement of goals in three key performance areas measured over a 12-month fi scal year. Success in these key areas helps American Greetings create shareholder value and ensure profi table growth over the long term. Your Award Opportunity Your total target award is established at the beginning of each fi scal year and will be communicated to you at that time. Your total target award is: • A percentage of your base earnings based on your job level • The award you would earn if each goal is achieved in each performance area The amount of the award you receive will increase or decrease based on actual performance in these three key areas: American Greetings will establish goals at the beginning of each fi scal year: • Corporate goals are developed by management and approved by the Board of Directors. • Business unit goals will be developed by each business unit based on its strategic direction, business opportunities and growth projections. These goals will also be approved by the Board of Directors. • Individual performance goals will be established with your manager through the Performance Management Process. At the end of the fi scal year, American Greetings determines the extent to which each goal has been met. Corporate Performance Business Unit Performance Individual Performance 3 E X A M P L E If base earnings are $70,000 and target award percentage is 10% of base earnings, total target award is $7,000. Base Earnings ($70,000) X Target Award % (10%) = Target Award ($7,000)

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Emphasis of Each Plan Component

For all plan participants, the business unit component is 50% of your total target award. The weights for the corporate and individual components vary based on the potential the job role has to affect these results.

The more senior the role, the greater the impact these individuals' decisions have on the achievement of corporate objectives. Therefore, senior job levels have a heavier weighting on the corporate component and less senior job levels have more weighting assigned to the individual component.

FISCAL YEAR 2010 WEIGHTINGS

Job Level	Corporate	Business Unit	Individual
Chairman of the Board CEO President and COO Corporate-level Senior Vice Presidents Other Section 16 Executive Officers	30%	50%	20%
Corporate-level Vice Presidents Executive Directors Key Managers 1 and 2	20%	50%	30%

E X A M P L E

Ben

- Key Manager 1, Total Social Expressions Group (SEG)
- $70,000 base earnings
- $7,000 total target award (10% of base earnings)


$2,100 = Individual
($7,000 x 30%)
$1,400 = Corporate
($7,000 x 20%)
$3,500 = Business Unit
($7,000 x 50%)

5

Measuring Performance

When American Greetings results for the fiscal year are final, the company assesses achievement of goals in each performance area. Performance in each area will determine your actual Plan award.


Corporate Performance
Business Unit Performance
Individual Performance
Total Award

Awards for the corporate and business unit components are based on the financial performance award scale. Individual awards are based on your performance rating.


Performance
Actual Award
Above Goal
MAXIMUM
200% of Target
Goal
GOAL
100% of Target
Below Goal
Below Threshold
THRESHOLD
X% of Target*
0% of Target
(No Award
Below Threshold)

* Varies by performance measure (see *Appendix* for details)

Financial Performance Award Scale

Your actual award is based on fiscal year-end performance results using the award scale shown at left for corporate and business unit financial measures. (See *Measuring Performance* table on page 6 for details.)

To earn an award, performance in each area must at least reach **threshold**. There is no award for below-threshold performance.

Achieving **goal** means American Greetings pays awards at target levels.

Performance above goal will result in an increased award up to a **maximum** level. The award range for American Greetings financial measures is **0% - 200%** of target award.

Performance Multiplier — How It's Used in the Award Scale

Performance multipliers are another way to think about the award scale. There is a relationship between performance and your actual award. For example, there is a 4:1 multiplier for the Corporate EPS measure. This means that for every 1% increase or decrease in the percentage of goal achieved, the Corporate EPS target award will be adjusted up or down by 4% to determine the actual award.

Performance multipliers vary (see the Appendix on page 14 for complete list).

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Corporate Component

The corporate component consists of two parts:

- Corporate Earnings per Share (EPS)
- Corporate Total Revenue (Total Revenue)

Each of these parts is weighted based on American Greetings current focus. The Plan is designed to emphasize the importance of our leaders' abilities to influence EPS, while paying attention to how they can affect Total Revenue. The weighting applied to the total target award for the corporate component is:

- 90% for EPS
- 10% for Total Revenue

The potential award under the corporate component ranges from 0% to 200% of target award. Performance has a direct impact on actual award. For every 1% increase or decrease in the percentage of goal achieved:

- EPS target award will be adjusted up or down by 4% to determine the actual award for this part of the corporate component.
- Total Revenue target award will be adjusted up or down by 5% to determine the actual award (Total Revenue goal is defined as a range between 97% and 103% of goal).

You can earn up to 200% of the total target award for the corporate component based on EPS performance, Total Revenue performance or a combination of the two.

Performance Measures

METRIC	WHY IT'S IMPORTANT
Corporate Earnings per Share (EPS)	EPS shows how much profit was generated on a per share basis. It communicates to the investment community the power the company has to make money. The higher our EPS, the greater value the company is able to provide its shareholders.
Corporate Total Revenue (Total Revenue)	When investing in a company, an investor wants to see it grow or improve over time. Management sets a Corporate Total Revenue goal each year to keep activities focused on growing the business year-over-year.
Earnings Before Interest and Taxes (EBIT)	EBIT is also known as operating income. It measures the business unit's earnings before the deduction of interest payments and taxes.

Refer to the section entitled *Key Terms* for definitions for these financial measures.

Total Revenue Goal Is a Range

The Total Revenue portion of the corporate component has a goal defined as a range. That's because American Greetings believes we have met our Total Revenue objective if we perform between 97% and 103% of goal.

7

Corporate Component

EXAMPLE

Ben, Key Manager 1

$7,000 total target award

- **$1,400 corporate component**
  (20% of total target award)
  - **$1,260 Corporate EPS**
    (90% of total corporate component)
  - **$140 Corporate Total Revenue**
    (10% of total corporate component)

CORPORATE EPS

Award Scale (4:1)	Performance as % of Goal	Actual Award as a % of Target	Actual Award in Dollars
Maximum	**127.5%**	**200%**	**$2,800**
	120%	170%	$2,380
	110%	130%	$1,820
Goal	**100%**	**90%**	**$1,260**
	95%	70%	$980
Threshold	**90%**	**50%**	**$700**

HOW IT'S CALCULATED

The formula to calculate your actual award as a percent of target is:

(Actual Performance – Goal) x 4 + 90% = Actual Award as a % of Target Award

Performance Above Goal: (105% - 100%) x 4 + 90% = 110% of Target Award

Performance Below Goal: (95% - 100%) x 4 + 90% = 70% of Target Award

CORPORATE TOTAL REVENUE

Award Scale (5:1)	Performance as % of Goal	Actual Award as a % of Target	Actual Award in Dollars
Maximum	**141%**	**200%**	**$2,800**
	125%	120%	$1,680
	105%	20%	$280
Goal	**97% – 103%**	**10%**	**$140**
	96%	5%	$70
Threshold	**95%**	**0%**	**$0**

HOW IT'S CALCULATED

The formula to calculate your actual award as a percent of target is:

(Actual Performance – Goal) x 5 + 10% = Actual Award as a % of Target Award

Performance Above Goal: (105% - 103%) x 5 + 10% = 20% of Target Award

Performance Below Goal: (96% - 97%) x 5 + 10% = 5% of Target Award

Corporate Performance Threshold

Each part of the corporate component has its own performance threshold:

- EPS: 90% of goal
- Total Revenue: 95% of goal

The performance threshold must be met to earn an actual award for that measure.

BEN'S ACTUAL AWARD FOR CORPORATE COMPONENT

- EPS Actual Performance: 95% of goal = actual award of 70% of target ($980)
- Total Revenue Actual Performance: 125% of goal = actual award of 120% of target ($1,680)

Total Award: $980 + $1,680 = $2,660

Business Unit Component

The award for your primary business unit component will be based on performance in either:

- Business Unit Pro Forma EBIT
- Product Line Contribution (PLC)

or

- Corporate EBIT

All associates are assigned to a primary business unit. Some will also be assigned to a sub-business unit, which may have different performance measures.

Refer to your personalized Participant Letter for your assigned business unit and sub-business unit, if applicable, and performance multiplier. See the Appendix on page 14 for more details.

Business Unit Performance Threshold

- All primary and sub-business units have a performance threshold of 90% of goal.

8

EXAMPLE

Ben, Key Manager 1

$7,000 total target award

- **$3,500 business unit component (50% of total target award)**

TOTAL SEG

Award Scale (4:1)	Performance as % of Goal	Actual Award as a % of Target	Actual Award in Dollars
Maximum	**125%**	**200%**	**$7,000**
	120%	180%	$6,300
	115%	160%	$5,600
	110%	140%	$4,900
	105%	120%	$4,200
Goal	**100%**	**100%**	**$3,500**
	98%	92%	$3,220
	95%	80%	$2,800
Threshold	**90%**	**60%**	**$2,100**

HOW IT'S CALCULATED

The formula to calculate your actual award as a percent of target is:

(Actual Performance – Goal) x 4 + 100% = Actual Award as a % of Target Award

Performance Above Goal: (110% - 100%) x 4 + 100% = 140% of Target Award

Performance Below Goal: (98% - 100%) x 4 + 100% = 92% of Target Award

BEN'S ACTUAL AWARD FOR BUSINESS UNIT COMPONENT

Total SEG Actual Performance: 98% of goal = actual award of 92% of target ($3,220)

Award: $3,220

Individual Component Your award under the individual component is based on your performance rating under the performance management process. Based on your performance rating, you will receive 0% to 200% of your target award, as shown in the chart below. Performance Rating Actual Award as a % of Target Exceeds Expectations (Manager Discretion) 200% Exceeds Expectations 150% Meets Expectations 100% Improvement Expected/Performance Below Peer Level 0% Participants who receive an “Improvement Expected/Performance Below Peer Level” rating will not receive an individual performance incentive and will only receive 50% of any incentive otherwise earned under the corporate and business unit components. If Corporate EPS performance is below threshold, associates with a performance rating of “Exceeds Expectations” will receive an award for the individual performance component as shown in the chart above. Individuals with a “Meets Expectations” or “Improvement Expected/Below Peer Level” performance rating will not receive any portion of the individual performance incentive if Corporate EPS performance is below threshold. Senior Executive Officers Refer to the fiscal year 2011 Addendum to the Individual Performance Component, included with your Award Letter, for a complete description of how individual performance under the Key Management Annual Incentive Plan applies to you. E X A M P L E Ben, Key Manager 1 $7,000 total target award • $2,100 individual component (30% of total target award) • Individual Actual Performance: Exceeds Expectations Individual Target Award $2 , 1 0 0 x Actual Award as a % of Target x 1 5 0% Individual Performance Actual Award $3,150 9

Example Calculation

10

Here is an example of how your actual award is determined.

E X A M P L E

Ben, Key Manager 1
Total Social Expressions Group (SEG)

Base Earnings: $70,000

Total Target Award: $7,000
(10% of base earnings)

$1,400 = Corporate Target
($7,000 x 20%)
- $1,260 EPS
- $140 Total Revenue

Corporate Goal
- $1.25 Corporate EPS
- $1.7 Billion Corporate Total Revenue



$2,100 = Individual Target
($7,000 x 30%)

Individual Performance
Individual Performance Rating

$3,500 = Business Unit Target
($7,000 x 50%)

Business Unit Goal
$140 Million Total SEG

To illustrate how awards are calculated, examples of performance goals are provided in this brochure. Performance is included in the examples to calculate example awards. These are examples only; performance goals will be different and may be higher or lower than the examples provided.

A C T U A L P E R F O R M A N C E

The chart below outlines the performance goals and actual performance in the three categories — American Greetings corporate and business unit and Ben's individual performance.

Performance			Performance and Award Results	
Component and Measure	**Goal**	**Actual Performance**	**Performance as a % of Goal**	**Award as a % of Target**
Corporate Component				
Corporate EPS	$1.25 per share	$1.19 per share	95%	70%
Corporate Total Revenue	$1.7 Billion	$2.1 Billion	125% *	120%
Business Unit Total Revenue				
Total SEG Pro Forma EBIT	$140 Million	$137.2 Million	98%	92%
Individual Component				
Individual Performance Rating	Meets Expectations	Exceeds Expectations	N/A	150%

* Goal is a range from 97% - 103% of target.

Ben’s Total Award Example: Here’s a look at Ben’s total award based on the performance shown on the previous page. Total Target Award $7,000 Total Actual Award $9,030 0 2,000 4,000 6,000 8,000 $10,000 $3,500 $2,100 $3,150 $3,220 $2,660 $1,400 C O R P O R A T E C O M P O N E N T Target Award x Award as % of Target = Actual Award Corporate EPS $1,400 x 70% = $980 Corporate Total Revenue $1,400 x 120% = $1,680 Total = $2,660 B U S I N E S S U N I T C O M P O N E N T Target Award x Award as % of Target = Actual Award $3,500 x 92% = $3,220 I N D I V I D U A L C O M P O N E N T Target Award x Award as % of Target = Actual Award $2,100 x 150% = $3,150

New Hires If you are hired during the Plan year — defi ned as the American Greetings fi scal year ending February 28, 2011 — and are eligible to participate in the Key Management Annual Incentive Plan, you will receive a prorated incentive award based on the period of time you participated in the Plan and your base earnings during that time. Promotions and Transfers If you are promoted or you move from one business unit to another during the Plan year, your individual target award, base earnings, business unit goal and corresponding performance multiplier may change. If any of these do change, your award will be calculated based on the targets, base earnings, plan provisions and actual performance for each business unit you participated in on a prorated basis and rounded to the nearest full month. Termination If you voluntarily or involuntarily leave American Greetings before the completion of the Plan year, you will forfeit your Key Management Annual Incentive Plan award for that fi scal year. Retirement, Leave of Absence, Disability, Death If your employment ends during the Plan year because you elect to retire after age 60, or if you take a leave of absence, suffer a permanent disability or die, your actual award will be prorated to the nearest full month based on the actual period you participated in the Plan during the year. An associate will be deemed to suffer a permanent disability only in the following circumstances: (A) where an associate is absent from employment with American Greetings due to his or her inability to engage in any substantial gainful activity by reason of any medically Management Annual Incentive Plan and the Omnibus Incentive Compensation Plan, the terms of the Omnibus Incentive Compensation Plan will govern. Questions If you have questions about the Key Management Annual Incentive Plan and how it works, please contact your manager. Your manager will work with you to ensure you understand the Plan so you can maximize your annual award. It is the intent that incentive awards fall under the shortterm deferral rules of Section 409A of the Internal Revenue Code to exempt the payment of such Key Management Annual Incentive Plan benefi ts from the requirements of Section 409A. Calculating Payouts For computation purposes, fi nancial goals and actual performance results are rounded to the nearest $1,000. The percent of the fi nancial goal achieved and the percent of target award earned is rounded to the nearest one-tenth of one percent. The actual incentive award is rounded to the nearest dollar. Omnibus Incentive Plan The Key Management Annual Incentive Plan is governed by the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan, as such plan may be amended from time to time. In the event of a confl ict between the Key determinable physical or mental impairment, which either can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months; or (B) where an associate is scheduled to receive income replacement benefi ts for a period of not less than 3 months under an accident and health plan covering American Greetings associate on account of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months. Incentive Award Incentive awards earned in fi scal year 2011 will be paid to participants within two and one-half months following the end of fi scal 2011, typically within 60 days after the end of the fi scal year. Plan awards are subject to normal tax withholding at a standardized rate and will be deposited to a bank account of your choice. Administrative Plan Details If your employment status changes, your Plan participation and any payouts may be affected as described below: 12

Key Terms

13

The following provides definitions of some common terms used throughout this brochure. Capitalized terms used herein that are not defined will have the meaning set forth in the Omnibus Incentive Compensation Plan.

- **Base Earnings.** Your base earnings are defined as your base salary earned during the fiscal year. Base earnings exclude health and welfare benefits, bonus, commission, and incentive payments, overtime and other direct or indirect compensation. Base earnings for Plan participants outside of the U.S. may be defined differently and may vary by country.

- **Business Unit EBIT.** A business unit's earnings before interest and taxes.

- **Business Unit Pro Forma EBIT.** A business unit's earnings before interest and taxes, charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital.

- **Corporate Earnings Per Share (EPS).** Corporate earnings per share is measured at the end of the fiscal year and is calculated as corporate pre-tax income minus taxes divided by the total number of planned shares outstanding as calculated on a fully diluted basis.

- **Corporate Earnings Before Interest and Taxes (Corporate EBIT).** Consolidated corporate earnings before interest and taxes, charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital.

- **Corporate Total Revenue.** Consolidated corporate net sales and other revenues, including but not limited to royalties, advertising, subscriptions and other revenue streams directly related to the conduct of our principal business.

- **Eligibility.** You are eligible to participate in the Key Management Annual Incentive Plan if you are a Key Manager or Corporate-level Officer in one of the following primary business units and you do not participate in another Company-sponsored annual incentive plan.

Primary Business Unit	Participants
Corporate Consolidated	Chairman, Chief Executive Officer, President and Chief Operating Officer, Corporate-level Senior Vice Presidents and other Section 16 Executive Officers
Total Social Expressions Group (SEG)	Associates who are part of: • AGI In-Store • Canada • Corporate Staff (Delta, Finance, HR, ISD, Legal) • Creative • DesignWare & Specialty SBU • Field Sales • Field Sales Operations (FSO) • Gift Packaging & Holiday SBU • Global Sourcing • Greeting Cards • Inbound Licensing • Plants • Papyrus-Recycled Greetings • All other North American Greeting Card Division units
AG Intellectual Properties Group	AGIP Corporate Staff
AG Interactive	AG Interactive associates
AG Properties	AG Properties associates
UK Greetings	UK Greetings associates
John Sands Group	John Sands Group associates

- **Fiscal Year.** March 1 through February 28 or 29 of the following calendar year.

- **Net Capital Employed (NCE).** Assets (minus cash and LIFO reserve) minus liabilities (not including interest-bearing debt, inter-company payables and income taxes).

- **PLC Definition.** Product Line Contribution equals gross sales less all of the following: allowances for obsolete cards (AOC); cost of markdowns and unsaleables; retail allowances; off-invoice discounts; cost of good sold at standard cost; assortment labor; cost of caption locator cards, displayer and point-of-purchase materials; cost of SBT scrap and shrink; and the cost of finished goods scrap.

- **Total Social Expressions Group (SEG).** Equals NAGCD pro forma EBIT (includes Corporate Expense) + AGI In-Store pro forma EBIT.

14

Appendix

The following section provides additional details about the Plan, including details about the business units, their performance measures and performance multipliers used in the award scales.

Please note that some plan participants will have their business unit incentive determined based on performance in two areas. Details about the weightings and performance multipliers for these measures are shown at right and on your personalized Participant Letters, as appropriate.

Business Unit/Participants	Business Unit Components					
	Performance Measure		Weight		Performance Multipliers[2]	
	Primary Unit	Sub Unit	Primary Unit	Sub Unit	Primary Unit	Sub Unit
Corporate Consolidated: Chairman, CEO, President and COO, Corporate-level Senior Vice Presidents and other Section 16 Executive Officers	Corporate EBIT		100%		4	
Canada, Corporate Staff (Delta, Finance, HR, ISD, Legal), Creative, DesignWare & Specialty SBU, Field Sales, FSO, Gift Packaging & Holiday SBU, Global Sourcing, Greeting Cards, Plants, all other North American Greeting Card Division units	Total SEG[1]		100%		4	
Inbound Licensing	Total SEG[1]	AG Interactive pro forma EBIT	50%	50%	4	2
AGI In-Store	Total SEG[1]	AGI In-Store pro forma EBIT	50%	50%	4	2
Papyrus-Recycled Greetings	Total SEG[1]	PRG PLC	40%	60%	4	2
AG Intellectual Properties Group – Corporate Staff	AG Interactive pro forma EBIT + AG Properties pro forma EBIT		100%		2	
AG Interactive	AG Interactive pro forma EBIT		100%		2	
AG Properties	AG Properties pro forma EBIT		100%		2	
UK Greetings	UK Greetings pro forma EBIT		100%		4	
John Sands Group	John Sands Group pro forma EBIT		100%		2	

[1] Total SEG = NAGCD pro forma EBIT (includes Corporate Expense) + AGI In-Store pro forma EBIT

[2] For every 1% increase or decrease in the percentage of goal achieved, target award will be adjusted up or down by 1% times the multiplier to determine actual award

American Greetings reserves the right to terminate or make changes to the Program, including retroactively, at any time without prior notice to any of the Program’s participants (provided that no amendment to the Program adopted more than 90 days after the beginning of the applicable fi scal year may have the effect of increasing the amount that is or could be payable under the guidelines set forth herein for such fi scal year to any participant who is a “covered employee” of American Greetings as defi ned in section 162(m)(3) of the Internal Revenue Code). In the case of our executive offi cers, the Board of Directors (or committee thereof), and in the case of all other participants, the Board of Directors (or committee thereof), the Chief Executive Offi cer and the Chairman are the only persons who have the authority to alter or amend this Program. Any such alteration or amendment must be done in writing. No participant should rely on an alteration or amendment to this Program unless it is made in writing and signed by the Chief Executive Offi cer or the Chairman. Nothing in this brochure or in any Participant Letter or addendum should be construed to create or imply any contract of employment between an associate and American Greetings and its subsidiaries or to create any binding contractual right to payment of any specifi c amount under the American Greetings Key Management Annual Incentive Plan. The provisions of this brochure describe the general guidelines used by American Greetings in determining the benefi ts payable to Plan participants; however, in every case, American Greetings reserves the right to reduce or eliminate the amount that would otherwise be payable to a participant or participants under such guidelines where it determines, in its discretion, that such a reduction is necessary or appropriate, in light of the participant’s performance or other relevant business circumstances. 15

SENIOR EXECUTIVE OFFICER
ADDENDUM TO INDIVIDUAL PERFORMANCE COMPONENT OF
FY2011 AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
INDIVIDUAL PERFORMANCE
Notwithstanding the description of the Individual Performance component included in the booklet (the “Plan Booklet”) outlining the Fiscal 2011 Key Management Annual Incentive Plan, the Individual Performance component of American Greetings Key Management Annual Incentive Plan for all Senior Executive Officers of American Greetings, consisting of the Corporation’s Chairman, Chief Executive Officer, President and Chief Operating Officer, Senior Vice Presidents and other Section 16 officers (collectively the “Senior Executive Officers”) is modified by this Addendum as follows:
•	Specific award percentages for the individual performance component are replaced with award ranges, thereby giving managers more discretion to adjust the percentage of the individual award based on an individual’s performance.

•	Senior Executive Officers who receive an “Exceeds Expectations (Manager Discretion)” performance rating will earn between 150% and 200% of their target award under the individual performance component. Those who receive an “Exceeds Expectations” performance rating will earn between 100% and 150% of their target award under the individual performance component. And those who receive a “Meets Expectations” performance rating will earn between 50% and 100% of their target award under the individual performance component.
As with all participants of the Key Management Annual Incentive Plan, at the end of the fiscal year, managers assess each Senior Executive Officer’s performance compared to other participants. Managers determine the degree to which participants achieved the performance objectives that had been defined at the beginning of the year.
Managers rank participants based on their relative performance and determine actual performance ratings and individual performance awards based on these rankings and the targeted distribution of performance ratings.
•	For Senior Executive Officers, the targeted distribution of participants for the “Exceeds Expectations (Manager Discretion)” performance rating is 0% to 10%; the targeted distribution for the “Exceeds Expectation” performance rating is 20% to 30%; the targeted distribution for the “Meets Expectations” performance rating is 60%; and the targeted distribution for the “Improvement Expected / Performance Below Peer Level” is 10%. (See chart on the following page.)

•	Senior Executive Officers who receive an “Exceeds Expectations (Manager Discretion)” performance rating will receive between 150% and 200% of their target individual award, as determined by his or her manager.

•	Senior Executive Officers who receive an “Exceeds Expectations” performance rating will receive between 100% and

FY2011 KEY MANAGEMENT ANNUAL INCENTIVE PLAN SENIOR EXECUTIVE OFFICER ADDENDUM
150% of their target individual award, as determined by his or her manager.

•	Senior Executive Officers who receive a “Meets Expectations” rating will receive between 50% and 100% of their target individual award, as determined by his or her manager.

•	As with other participants, Senior Executive Officers who receive an “Improvement Expected / Performance Below Peer Level” rating will not receive an individual performance award and will only receive 50% of any award otherwise earned under the corporate and business unit components.
As with other participants, if corporate EPS performance is below the performance threshold, only those Senior Executive Officers with a performance rating of “Exceeds Expectations” or “Exceeds Expectations (Manager Discretion)” may receive awards for the individual performance measure.
•	Participants, including Senior Executive Officers, who receive an “Exceeds Expectations” or “Exceeds Expectations (Manager Discretion)” performance rating will receive an award for the individual performance component as shown in the table below.

•	Senior Executives who receive a “Meets Expectations” or “Improvement Expected / Below Peer Level” performance rating will not receive any portion of the individual performance award.
The schedule below shows how individual awards will be adjusted based on individual performance.
Except as set forth in this Addendum, the description of the Key Management Annual Incentive Plan included in the Plan Booklet remains unchanged. In the event of a conflict between the terms described in the Plan Booklet and this Addendum, the terms set forth in this Addendum will govern.

	Target Performance	Actual Award
Performance Rating	Rating Distribution	as a % of Target
Exceeds Expectations (Manager Discretion)	0 — 10%	150% — 200%

Exceeds Expectations	20% — 30%	100% — 150%

Meets Expectations	60%	50% — 100%

Improvement Expected / Performance Below Peer Level	10%	0%